Exhibit 23(a)
Consent of Independent Registered Public Accounting Firm
Streamline Health Solutions, Inc.
Cincinnati, Ohio
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 16, 2010, relating to the consolidated financial statements, and schedules of Streamline Health Solutions, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended January 31, 2010.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Chicago, Illinois
May 14, 2010